As filed with the Securities and Exchange Commission on June 25, 2025

Registration Statement No. 333-184324

Registration Statement No. 333-188606

Registration Statement No. 333-194294

Registration Statement No. 333-201988

Registration Statement No. 333-206511

Registration Statement No. 333-209654

Registration Statement No. 333-215793

Registration Statement No. 333-222434

Registration Statement No. 333-229514

Registration Statement No. 333-233414

Registration Statement No. 333-236020

Registration Statement No. 333-252733

Registration Statement No. 333-261402

Registration Statement No. 333-262112

Registration Statement No. 333-266800

Registration Statement No. 333-269184

Registration Statement No. 333-273027

Registration Statement No. 333-276484

Registration Statement No. 333-279542

Registration Statement No. 333-284604

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-184324)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-188606)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-194294)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-201988)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-206511)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-209654)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-215793)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-222434)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-229514)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-233414)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-236020)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-252733)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-261402)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-262112)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-266800)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-269184)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-273027)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-276484)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-279542)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTATION STATEMENT (REGISTRATION NO. 333-284604)

UNDER THE SECURITIES ACT OF 1933

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-4738379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4224 Campus Point Court, Suite 210 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

REGULUS THERAPEUTICS INC. 2009 EQUITY INCENTIVE PLAN

REGULUS THERAPEUTICS INC. 2012 EQUITY INCENTIVE PLAN

REGULUS THERAPEUTICS INC. 2012 EMPLOYEE STOCK PURCHASE PLAN

REGULUS THERAPEUTICS INC. INDUCEMENT PLAN

REGULUS THERAPEUTICS INC. 2019 EQUITY INCENTIVE PLAN

REGULUS THERAPEUTICS INC. 2021 INDUCEMENT PLAN

REGULUS THERAPEUTICS INC. 2022 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plans)

Jaime Huertas

Secretary

Regulus Therapeutics Inc.

4224 Campus Point Court, Suite 210

San Diego, CA

(Name and address of agent for service)

(858) 202-6300

(Telephone number, including area code, of agent for service)

Copies to:

Catherine J. Dargan, Esq.

Michael J. Riella, Esq.

Kerry S. Burke, Esq.

Covington & Burling LLP

One CityCenter

850 Tenth Street, NW

Washington, DC 20001-4956

+1 (202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to each of the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”) previously filed with the Securities and Exchange Commission (the “SEC”) by Regulus Therapeutics Inc., a Delaware corporation (the “Registrant”), to deregister any and all shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

•	Registration Statement on Form S-8 (Registration No. 333-184324), filed with the SEC on October 5, 2012, registering the offer and sale of (i) 3,398,638* shares of Common Stock, subject to outstanding options under the Registrant’s 2009 Equity Incentive Plan (the “2009 Plan”), (ii) 5,630,419* shares of Common Stock reserved for issuance under the Registrant’s 2012 Equity Incentive Plan (the “2012 Plan”), and (iii) 150,000* shares of Common Stock reserved for issuance under the Registrant’s 2012 Employee Stock Purchase Plan (the “2012 ESPP”);

•	Registration Statement on Form S-8 (Registration No. 333-188606), filed with the SEC on May 15, 2013, registering the offer and sale of (i) 1,433,272* shares of Common Stock reserved for issuance under the 2012 Plan, and (ii) 358,318* shares of Common Stock reserved for issuance under the 2012 ESPP;

•	Registration Statement on Form S-8 (Registration No. 333-194294), filed with the SEC on March 4, 2014, registering the offer and sale (i) 1,671,493* shares of Common Stock reserved for issuance under the 2012 Plan, and (ii) 417,873* shares of Common Stock reserved for issuance under the 2012 ESPP;

•	Registration Statement on Form S-8 (Registration No. 333-201988), filed with the SEC on February 9, 2015, registering the offer and sale of (i) 1,957,781* shares of Common Stock reserved for issuance under the 2012 Plan, and (ii) 489,445* shares of Common Stock reserved for issuance under the 2012 ESPP;

•	Registration Statement on Form S-8 (Registration No. 333-206511), filed with the SEC on August 21, 2015, registering the offer and sale of 1,000,000* shares of Common Stock reserved for issuance under the Registrant’s Inducement Plan (the “Inducement Plan”);

•	Registration Statement on Form S-8 (Registration No. 333-209654), filed with the SEC on February 23, 2016, registering the offer and sale of (i) 2,106,770* shares of Common Stock reserved for issuance under the 2012 Plan, and (ii) 500,000* shares of Common Stock reserved for issuance under the 2012 ESPP;

•	Registration Statement on Form S-8 (Registration No. 333-215793), filed with the SEC on January 27, 2017, registering the offer and sale of (i) 2,116,992* shares of Common Stock reserved for issuance under the 2012 Plan, and (ii) 500,000* shares of Common Stock reserved for issuance under the 2012 ESPP;

•	Registration Statement on Form S-8 (Registration No. 333-222434), filed with the SEC on January 5, 2018, registering the offer and sale of (i) 4,158,205* shares of Common Stock reserved for issuance under the 2012 Plan, and (ii) 500,000* shares of Common Stock reserved for issuance under the 2012 ESPP;

•	Registration Statement on Form S-8 (Registration No. 333-229514), filed with the SEC on February 5, 2019, registering the offer and sale of (i) 352,720* shares of Common Stock reserved for issuance under the 2012 Plan, and (ii) 41,666* shares of Common Stock reserved for issuance under the 2012 ESPP;

•	Registration Statement on Form S-8 (Registration No. 333-233414), filed with the SEC on August 22, 2019, registering the offer and sale of 3,881,477* shares of Common Stock reserved for issuance under the Registrant’s 2019 Equity Incentive Plan (the “2019 Plan”);

•	Registration Statement on Form S-8 (Registration No. 333-236020), filed with the SEC on January 22, 2020, registering the offer and sale of 4,166,860* shares of Common Stock reserved for issuance under the 2019 Plan;

•	Registration Statement on Form S-8 (Registration No. 333-252733), filed with the SEC on February 4, 2021, registering the offer and sale of (i) 3,371,635* shares of Common Stock reserved for issuance under the 2019 Plan, and (ii) 83,332* shares of Common Stock reserved for issuance under the 2012 ESPP;

•	Registration Statement on Form S-8 (Registration No. 333-261402), filed with the SEC on November 29, 2021, registering the offer and sale of 2,000,000* shares of Common Stock reserved for issuance under the Registrant’s 2021 Inducement Plan;

•	Registration Statement on Form S-8 (Registration No. 333-262112), filed with the SEC on January 12, 2022, registering the offer and sale of (i) 7,298,559* shares of Common Stock reserved for issuance under the 2019 Plan, and (ii) 41,666* shares of Common Stock reserved for issuance under the 2012 ESPP;

•	Registration Statement on Form S-8 (Registration No. 333-266800), filed with the SEC on August 11, 2022, registering the offer and sale of 129,107 shares of Common Stock reserved for issuance under the Registrant’s 2022 Employee Stock Purchase Plan (the “2022 ESPP”);

•	Registration Statement on Form S-8 (Registration No. 333-269184), filed with the SEC on January 11, 2023, registering the offer and sale of (i) 842,013 shares of Common Stock reserved for issuance under the 2019 Plan, (ii) 50,000 shares of Common Stock reserved for issuance under the 2022 ESPP, and (iii) 340,000 shares of Common Stock reserved for issuance under the 2021 Inducement Plan;

•	Registration Statement on Form S-8 (Registration No. 333-273027), filed with the SEC on June 29, 2023, registering the offer and sale of 5,000,000 shares of Common Stock reserved for issuance under the 2019 Plan;

•	Registration Statement on Form S-8 (Registration No. 333-276484), filed with the SEC on January 12, 2024, registering the offer and sale of (i) 1,011,133 shares of Common Stock reserved for issuance under the 2019 Plan, (ii) 50,000 shares of Common Stock reserved for issuance under the 2022 ESPP, and (iii) 490,000 shares of Common Stock reserved for issuance under the 2021 Inducement Plan;

•	Registration Statement on Form S-8 (Registration No. 333-279542), filed with the SEC on May 20, 2024, registering the offer and sale of 9,500,000 shares of Common Stock reserved for issuance under the 2019 Plan; and

•	Registration Statement on Form S-8 (Registration No. 333-284604), filed with the SEC on January 30, 2025, registering the offer and sale of (i) 5,127,314 shares of Common Stock reserved for issuance under the 2019 Plan, and (ii) 50,000 shares of Common Stock reserved for issuance under the 2022 ESPP.

*            Represents the number of shares registered prior to giving effect to (i) the 1-for-12 reverse stock split effected on October 3, 2018 and (ii) the 1-for-10 reverse stock split effected on June 28, 2022, as applicable.

On June 25, 2025, pursuant to the terms of an Agreement and Plan of Merger, dated as of April 29, 2025 (the “Merger Agreement”), by and among the Registrant, Novartis AG, a company limited by shares (Aktiengesellschafl) incorporated under the laws of Switzerland (“Parent”), and Redwood Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant, with the Registrant surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant has terminated any and all offerings and sales of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, the Registrant hereby files the Post-Effective Amendment to deregister all securities registered but unsold or otherwise unissued under each Registration Statement, if any, as of the date hereof.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Hanover, State of New Jersey on June 25, 2025.

Regulus Therapeutics Inc.

By:	/s/ Jaime Huertas
	Name:	Jaime Huertas
	Title:	Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.